Exhibit 10.1

ASSIGNMENT OF CONTRACT

STATE OF GEORGIA

COUNTY OF GWINNETT

For and in consideration of the sum of One Dollar ($1.00), the undersigned hereby assigns unto TOUCHMARK BANCSHARES, INC., a Georgia corporation, all of its right, title and interest in and to that certain Real Estate Purchase and Sale Contract dated May 13, 2009 between GWINNETT CLINIC, LTD., as Purchaser, and FEDERAL DEPOSIT INSURANCE CORPORATION, AS RECEIVER FOR APLHA BANK & TRUST, as Seller, concerning all that tract or parcel of land lying and being located in Fulton County, Georgia being more particularly described on Exhibit “A” attached hereto. The parties agree to make any required adjustments in the earnest money deposit among themselves outside of closing.

This      day of June, 2009.

ASSIGNOR:

GWINNETT CLINIC, LTD., a Georgia corporation

By:
J.J. Shah, President

ASSIGNEE:

TOUCHMARK BANCSHARES, INC., a Georgia corporation

By:
William R. Short, President

EXHIBIT “A”

LEGAL DESCRIPTION

All that tract or parcel of land containing 1.907 acres lying and being in the City of Alpharetta in Land Lot 44 of the 1st District, 1st Section of Fulton County, Georgia, and being more fully described as follows:

Beginning at a  1/2 inch rebar pin found at the northwesterly end of a miter of the right of way intersection of the southerly right of way of Old Milton Parkway (a/k/a Georgia State Route 120), a right of way of varying widths, with the westerly right of way of Brookside Parkway, a right of way of varying widths; thence along said miter and right of way of Brookside Parkway South 24 degrees 24 minutes 50 seconds East a distance of 21.69 feet to a  1/2 inch rebar pin found; thence continuing along said right of way South 24 degrees 28 minutes 10 seconds West a distance of 84.34 feet to a  1/2 inch rebar pin found; thence continuing along said right of way along a curve to the right having a radius of 744.16 feet an arc distance of 144.22 feet (said arc being subtended by a chord bearing South 30 degrees 01 minutes 00 seconds West a distance of 143.99 feet) to a  1/2 inch rebar pin found; thence continuing along said right of way South 35 degrees 34 minutes 07 seconds West a distance of 96.60 feet to a  1/2 inch rebar pin set; thence leaving said right of way North 65 degrees 29 minutes 36 seconds West a distance of 66.80 feet to a  1/2 inch rebar pin set; thence North 24 degrees 30 minutes 24 seconds East a distance of 90.00 feet to a nail set; thence North 65 degrees 29 minutes 36 seconds West a distance of 213.50 feet to a nail set; thence North 24 degrees 30 minutes 24 seconds East a distance of 246.56 feet to a  1/2 inch rebar pin set on aforesaid southerly right of way of Old Milton Parkway; thence along said right of way South 65 degrees 31 minutes 30 seconds East a distance of 296.25 feet to a  1/2 inch rebar pin found and the Point of Beginning.